UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2012

TMX FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-172244	20-1106313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bull Street, Suite 200

Savannah, Georgia 31401

(Address of principal executive offices)

(912) 525-2675

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, Donald E. Thomas tendered his resignation as Chief Financial Officer of TMX Finance LLC (the “Company”), effective immediately.

On August 21, 2012, Elizabeth C. Nelson, age 46, was appointed as the Company’s Chief Accounting Officer, effective immediately. Ms. Nelson joined the Company as Corporate Controller in December 2009. She was promoted to the position of Vice President of Financial Operations in December 2011 and served in this capacity until her appointment as Chief Accounting Officer. Prior to joining the Company, Ms. Nelson held various positions in financial management with Centex Corporation, a construction and real estate company.  Ms. Nelson started with Centex Corporation in 2002 and served as a Division Controller from 2006 to 2009.

The Company entered into a new compensatory arrangement with Ms. Nelson, pursuant to which her base salary will be paid at an annual rate of $200,000. In addition, Ms. Nelson is eligible to receive a guaranteed bonus equal to 25% of her annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Elizabeth C. Nelson
Elizabeth C. Nelson
Date: August 27, 2012		Chief Accounting Officer